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For period ended: 1/31/2014
Registrant Name: American Beacon Funds
File Number: 811-4984

EX-99.77K Changes in Registrant Certifying Accountant
--------------------------------------------------------------------------------

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Fund engaged Ernst & Young, LLP ("EY") as the independent registered public accounting firm for the fiscal year ending January 31, 2014. E&Y replaces Tait, Weller & Baker, LLP ("TWB"), the Predecessor Fund's previous independent registered public accounting firm, who was dismissed upon completion of the tax-free reorganization. The engagement of EY as accountants of the Fund was approved by the Audit Committee of the Board of Trustees on May 29, 2013. During the periods that TWB served as the Predecessor Fund's independent registered public accounting firm and through September 30, 2013, TWB's audit reports contained no adverse opinion or disclaimer of opinion; nor were its reports qualified or modified as to uncertainty, audit scope, or accounting principle. There were no disagreements between the Fund and TWB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

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            | FOCUS. EXPERTISE. RESULTS.

              CERTIFIED PUBLIC ACCOUNTANTS

                                          March 31, 2014

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: SGA Global Growth Fund, a series of the Investment Managers Series Trust, (Commission File Number 811-21719) the predecessor fund of American Beacon SGA Global Growth Fund (Commission File Number 811-04984)

Dear Sirs/Madams:

We have received a copy of, and are in agreement with, the statements being made by American Beacon SGA Global Growth Fund, pursuant to Item 304(a) of Regulation S-K in its Form N-SAR dated March 31, 2014, captioned "Change in Independent Registered Public Accounting Firm."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form N-SAR.

                                             Sincerely,

                                             /s/ Tait, Weller & Baker LLP
                                             ----------------------------------
                                             Tait, Weller & Baker LLP

cc:  Ms. Sonia L. Bates
     Director, Tax and Fund Reporting
     American Beacon Advisors, Inc.
     4151 Amon Carter Blvd., MD 2450
     Fort Worth, TX 76155

1818 Market Street, Suite 2400, Philadelphia, PA 19103
P 215.979.8800 F 215.979.8811
www.taitweller.com

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